UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

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 Verint Systems Inc
(Exact name of registrant as specified in its charter)

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Delaware	001-34807	11-3200514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Broadhollow Road
Melville,	New York	11747
(Address of principal executive offices, and zip code)

(631)	962-9600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	VRNT	The NASDAQ Stock Market, LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Board’s ongoing refreshment process, on May 3, 2021, Howard Safir and Penelope Herscher, members of the Board of Directors (the “Board”) of Verint Systems Inc. (the “Company”), each notified the Board of an intention not to stand for re-election as a director of the Company when his or her term expires at the Company’s upcoming 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). Neither Mr. Safir’s nor Ms. Herscher’s decision was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Safir and Ms. Herscher will remain members of the Board and of the committees of the Board on which they currently serve through the 2021 Annual Meeting.

The Company thanks both Mr. Safir and Ms. Herscher for their years of service and the contributions they have made to the Company.

The Board expects to nominate two new independent director candidates to fill the seats being vacated by Mr. Safir and Ms. Herscher for consideration by the Company’s stockholders at the 2021 Annual Meeting, including an independent director nominee mutually agreed with Apax Partners pursuant to the Investment Agreement between the Company and an affiliate of Apax Partners following the closing on April 6, 2021 of the second tranche of Apax Partners’ investment in the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	May 7, 2021

		By:	/s/ Peter Fante
			Name:	Peter Fante
			Title:	Chief Administrative Officer